THE AAL VARIABLE PRODUCT SERIES FUND,INC.
                           SUB-ADVISORY AGREEMENT FOR
               THE AAL VARIABLE PRODUCT HIGH YIELD BOND PORTFOLIO
                                      WITH
                       AAL CAPITAL MANAGEMENT CORPORATION


         AGREEMENT made this 12th day of February 1998, by and among THE AAL VARIABLE PRODUCT SERIES FUND, INC. (the "Fund"), a Maryland corporation, AID ASSOCIATION FOR LUTHERANS (the "Adviser"), a Wisconsin corporation, and AAL CAPITAL MANAGEMENT CORPORATION (the "Sub-Adviser"), a Delaware corporation.

                                   WITNESSETH:

         In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and among the parties hereto as follows:

         1.       In General

         The Sub-Adviser agrees, as more fully set forth herein, to act as Sub-Adviser to the Fund with respect to the investment and reinvestment of the assets of the Fund's series of shares described as The AAL Variable Product High Yield Bond Portfolio (the "High Yield Bond Portfolio"). It is understood that the Fund may create one or more additional Fund series from time to time and that this Agreement may be amended by the mutual written agreement of the parties to include such additional Portfolio(s) under the terms to this Agreement.

          2. Duties and Obligations of the Sub-Adviser with Respect to Investment of Assets of The High Yield Bond Portfolio

         (a) Subject to the succeeding provisions of this section and subject to the oversight and review of the Adviser and the direction and control of the Board of Directors ("Directors") of the Fund, the Sub-Adviser, as agent and attorney-in-fact with respect to the Fund, is authorized, in its discretion and within prior consultation with the Fund to:

               (i) Buy, sell, exchange, convert, lend and otherwise trade in any stocks, bonds and any other securities or assets;

               (ii) Place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select; including brokers and dealers that may be affiliates of the Sub-Adviser, and

                  (iii) Provide the Adviser and the Directors with such reports as may reasonably be requested in connection with the discharge of the foregoing responsibilities and the discharge of the Adviser's responsibilities under the Investment Advisory Agreement with the Fund and those of AAL Capital Management Corporation (the "Distributor") under the Primary Underwriting Agreement with the AAL.

         Written procedures with respect to (i), (ii) and (iii) above may be set forth as agreed to among the Fund, the Adviser and Sub-Adviser.

         (b) Any investment purchases or sales made by the Sub-Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company Act of 1940 (the "Act") and of any rules or regulations in force thereunder; (2) any other applicable provisions of law; (3) the provisions of the Articles of Incorporation and By-Laws of the Fund as amended from time to time; (4) any policies and determinations of the Directors of the Fund; and (5) the fundamental policies of the Fund, as reflected in its Registration Statement under the Act, or as amended by the shareholders of the Fund; provided that copies of the items referred to in clauses (3), (4) and (5) shall have been furnished to the Sub-Adviser.

         (c) The Sub-Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties ("disabling conduct") hereunder on the part of the
Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) the Sub-Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36 (b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Fund shall indemnify the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) against any liability arising from the Sub-Adviser's conduct under this Agreement to the extent permitted by the Articles of Incorporation and applicable law.

         (d) Nothing in this Agreement shall prevent the Sub-Adviser or any "affiliated person" (as defined in the Act) of the Sub-Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Sub-Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act and the Securities Act of 1933 except for information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         (e) In connection with its duties to arrange for the purchase and sale of the High Yield Bond Portfolio's securities and other assets, the Sub-Adviser shall follow the principles set forth in any investment advisory agreement in effect from time to time between the Fund and the Adviser, provided that a copy of any such agreement shall have been provided to the Sub-Adviser. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Directors of the Fund such information relating to portfolio transactions as they may reasonably request.

         (f) The Sub-Adviser shall be responsible for 13F reporting for the securities held by the High Yield Bond Portfolio.

         3.       Allocation of Expenses

         The  Sub-Adviser   agrees  that  it  will  furnish  the  Fund,  at  the
Sub-Adviser's expense, with all office space, facilities, equipment, and clerical personnel necessary for carrying out its duties under this Agreement.

         4.       Certain Records

         Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Act that are prepared or maintained by the Sub-Adviser on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund or Adviser on request.

         5.       Reference to the Sub-Adviser

         Neither the Fund, the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Sub-Adviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

         6.       Compensation of the Sub-Adviser

         The Adviser agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a management fee, payable quarterly in arrears and computed on the average daily net asset value of the High Yield Bond Portfolio at rates shown on Exhibit A attached hereto.

         7.       Duration and Termination

         (a) This Agreement shall go into effect for the High Yield Bond Portfolio on March 1, 1998, and shall, unless terminated as hereinafter provided, continue in effect thereafter from year to year, but only so long as such continuance is specifically approved at least annually by a majority of the Fund's Directors, or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the Fund, with respect to the High Yield Bond Portfolio, and, in either case, a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

         (b) This Agreement may be terminated by the Sub-Adviser at any time without penalty upon giving the Fund and the Adviser sixty (60) days' written notice (which notice may be waived by the Fund and Adviser) and may be terminated by the Fund or the Adviser at any time without penalty upon giving the Sub-Adviser sixty (60) days' written notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Directors in office at the time or by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund, with respect to the High Yield Bond Portfolio, or with respect to any Fund by the vote of a majority of the outstanding shares of such Fund. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act). This Agreement will also terminate in the event that the Investment Advisory Agreement is terminated.

         8.       Agreement Binding Only On Fund Property

         The Sub-Adviser understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund's property; the Sub-Adviser represents that it has notice of the provisions of the Fund's Articles of Incorporation disclaiming shareholder liability for acts or obligations of the Fund.

         9.       Action By Individual Portfolio

         The provisions of this Agreement and any amendments hereto with respect to a Portfolio may be approved by the shareholders of that Portfolio and become effective with respect to the assets of that Portfolio without the necessity of approval thereof by shareholders of any other Portfolio. The Adviser represents that the holders of a majority (as defined in the "Act") of the High Yield Bond Portfolio, will approve the entry into this Agreement on behalf of the Portfolio.

         10.      Notices

         (a) The Sub-Adviser agrees to promptly notify the Adviser of the occurrence of any of the following events:

                  (1) any change in any of the Sub-Adviser's officers or portfolio managers;

                  (2) the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

                  (3) the Sub-Adviser is the subject of any action, suit, proceeding, inquiry or investigation at law or in equity, before any court, public board or body, involving the affairs of the High Yield Bond Portfolio, or

                  (4)     any change in ownership or control of the Sub-Adviser.

         (b) Any notice given hereunder shall be in writing and may be served by being sent by telex, facsimile or other electronic transmission, or sent by registered mail or by courier to the address set forth below for the party for which it is intended. A notice served by mail shall be deemed served seven days after mailing and in the case of telex, facsimile or other electronic transmission, twelve hours after dispatch thereof. Addresses for notice may be changed by written notice to the other party.

                  The Adviser
                  John O. Gilbert, President and Chief Executive Officer AID ASSOCIATION FOR LUTHERANS
                  4321 North Ballard Road
                  Appleton, WI  54919-0001
                  Fax (920) 730-3746

                  The Sub-Adviser
                  Robert G. Same, Executive Vice President
                  AAL Capital Management Corporation
                  222 West College Avenue
                  Appleton, WI 54919
                  Fax (920) 730-3783

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.


ATTEST:                                      THE AAL VARIABLE PRODUCT
                                             SERIES FUND, INC.




/s/ Mark J. Mahoney                          /s/ Steven A. Weber
---------------------------------            ---------------------------------
Mark J. Mahoney, Secretary                   Steven A. Weber, President


ATTEST:                                      AID ASSOCIATION FOR
LUTHERANS


/s/ Woodrow E. Eno                           /s/ John O. Gilbert
---------------------------------            ---------------------------------
Woodrow E. Eno, Senior Vice                  John O. Gilbert, President
President, General Counsel and               and Chief Executive Officer
Secretary


ATTEST:                                      AAL CAPITAL MANAGEMENT
                                             CORPORATION



/s/ Joseph F. Wreschnig                      /s/ Robert G. Same
---------------------------------            ---------------------------------
Joseph F. Wreschnig, Asst.                   Robert G. Same, Executive Vice
Secretary                                    President and Chief Operating
                                             Officer

                                    EXHIBIT A
                                       TO
                      THE AAL VARIABLE PRODUCT SERIES FUND
                             SUB-ADVISORY AGREEMENT
                            (Dated February 12, 1998)

1.  The AAL Variable Product High Yield Bond Portfolio (effective March 1, 1998)

         The management fee for this Portfolio, payable to the Sub-Adviser by the Adviser, calculated in accordance with paragraph 6 of The AAL Variable Product Series Fund Sub-Advisory Agreement, shall be at the annual rate of :

             .25 of 1% of the Portfolio's average daily net assets.